EXHIBIT 4.1

                         CERTIFICATE OF MEMBERSHIP UNITS

                               NEDAK Ethanol, LLC
                     (A Nebraska Limited Liability Company)

CERTIFICATE NO. _______________                              NO. OF UNITS: _____


        THIS CERTIFIES THAT ________________________ is the owner of _________________ (_______) fully paid and nonassessable membership Units of NEDAK Ethanol, LLC, a Nebraska Limited Liability Company (the "Company"), transferable on the books of the Company only in accordance with the Articles of Organization and the Operating Agreement of the Company, each as amended and in effect from time to time hereafter, and upon surrender of this Certificate properly endorsed on the reverse side hereof.

        IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized Manager this ____ day of _____________, 200___.




                                           __________________________, President
                                           of NEDAK Ethanol, LLC